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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     July 12, 2000
                                                     -------------



                          Smith River Bankshares, Inc.
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             (Exact name of registrant as specified in its charter)



   Virginia                        333-86993                     54-1956616
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(State or other                  (Commission                (I.R.S. Employer
 Jurisdiction                    File Number)               Identification No.)
of incorporation)



Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia
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                    (Address of principal executive offices)

  24112
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(Zip Code)





Registrant's telephone number, including area code        (540) 632-8092
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         (Former name or former address, if changed since last report.)
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Item 5.   Other Events.


Smith River Bankshares, Inc., (the "Corporation"), announced on July 12, 2000 that the Corporation would extend its public offering of its shares of common stock until the close of business on July 31, 2000. The Corporation is offering to the public a minimum of 537,500 and a maximum of 912,500 shares of common stock at $10.00 per share. The Corporation is offering to its organizers/directors 87,500 units at $10.00 per unit. Each unit consists of one share of common stock and one warrant to purchase a share of common stock in the future at $10.00 per share.

Smith River Bankshares, Inc. is a development stage enterprise, incorporated as a Virginia corporation effective January 14, 1999. The Corporation was primarily organized to serve as a bank holding company for the proposed Smith River Community Bank, N. A. (the "Bank"). Prior to the organization of the Corporation, the Corporation's shareholders, who are also the Organizers, formed FCNB LLC, a limited liability company, to organize the Corporation and the Bank and provide for financing of organization, offering, and other pre-opening costs. The Corporation has received preliminary approvals from the FDIC and the OCC. It has also received approval from the State Corporation Commission and the Federal Reserve Bank of Richmond to acquire the proposed Smith River Community Bank, N. A., upon capitalization.

Smith River Community Bank, N.A. intends to operate as a full service bank serving the areas of Martinsville and Henry County and surrounding areas.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SMITH RIVER BANKSHARES, INC.


Date   July 14, 2000               By     /s/ Cecil R. McCullar
       -------------                      ----------------------
                                          Cecil R. McCullar
                                          President and Chief Executive Officer

Date  July 14, 2000                By     /s/ Brenda H. Smith
      -------------                       --------------------
                                          Brenda H. Smith
                                          Senior Vice President and
                                          Chief Financial Officer